UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2011

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2011, Endeavour International Corporation ("Endeavour") entered into an amendment (the "Amendment") to the Trust Deed dated as of January 24, 2008 with Smedvig QIF PLC and other parties thereto related to our 11.5% convertible bonds due 2014 (the "Convertible Bonds"). The Amendment provides the following:

• the maturity date of the Convertible Bonds is extended two years, from January 24, 2014 to January 24, 2016;
• the holder’s conditional put right, and conversion price reset if the put right is not exercised, is extended from January 24, 2012 to January 24, 2016; and
• the interest rate on the Convertible Bonds will change from 11.5% to 7.5% per annum beginning on March 31, 2014.

Unless the context otherwise requires, references to "Endeavour", "we", "us" or "our" mean Endeavour International Corporation and our consolidated subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1 - Amendment Deed dated March 11, 2011 to Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

March 14, 2011	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

4.1	Amendment Deed dated March 11, 2011 to Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee.